Exhibit 99.1

Contact: Harold A. Hurwitz, Chief Financial Officer

(949) 900-6833

For Immediate Release

MRI INTERVENTIONS, INC. ANNOUNCES 2016 SECOND QUARTER

AND SIX MONTH RESULTS

Second Quarter Highlights Include Record Number of Procedures

and 52% Year-Over-Year Growth in Disposable Product Revenues

IRVINE, CA, August 15, 2016 – MRI Interventions, Inc. (OTCQB: MRICD) today announced financial results for the quarter and six months ended June 30, 2016.

Quarter Ended June 30, 2016 – Highlights

•	Achieved a record quarterly number of procedures with 125 patients benefitting from the Company’s ClearPoint® technology, a 44% increase in procedures over the same period in 2015.

•	Revenues were $1.1 million for the three months ended June 30, 2016, and $826,000 for the same period in 2015, an increase of 34%. Disposable revenue grew 52% as compared to the same period in 2015.

•	Restructured the note agreement with Brainlab AG, resulting in a reduction of debt and accrued interest of more than $3 million.

•	Reduced operating cash burn to $1.6 million, which included a payment of $739,000 in accrued interest to Brainlab.

•	Release of initial drug delivery data by Voyager Therapeutics, Inc., which showed the utilization of the Company’s ClearPoint System allowed it precise targeting and placement of the Company’s Smartflow™ cannula, real-time visualization of the delivery of VY-AADC01, administration of higher infusion volumes to, and confirmation of, the putamen, the brain region that is being targeted with VY-AADC01. VY-AADC01 continues to demonstrate safety with increasing coverage of targeted regions of the brain.

•	Publication of an article in the Expert Review of Neurotherapeutics journal, entitled, “Interventional MRI-guided catheter placement and real time drug delivery to the central nervous system,” by Han, et al. This article discusses the local delivery of therapeutic agents into the central nervous system and brain. An in-depth review of procedural workflow with the ClearPoint System is presented, and several key aspects of the system are highlighted. Importantly, the article identifies key advantages of the ClearPoint System, including the visualization of infusions and the ability to adjust cannula position or placement of additional catheters during the procedure, ensuring optimal delivery and coverage of target sites.

•	Participation in the American Association of Neurosurgeons and American Society of Stereotactic and Functional Neurosurgery meetings in Chicago, which included hosting a symposium for more than 160 attendees highlighting the use of the ClearPoint System in laser ablation and deep brain stimulation (“DBS”) procedures.

“We were pleased with the continued growth in procedures and disposable revenue in the 2016 second quarter. Our growth over the same quarter last year was strong, especially in procedures and disposable revenue,” said Frank Grillo, Chief Executive Officer, MRI Interventions. “Our reusable equipment sales were down by approximately $50,000, although we believe we have made good progress building the pipeline for near-term installations and systems sales during the remainder of this year. Adoption of our technology in laser, drug delivery and DBS continues to grow, and we are pleased with the current level of interest by current and potential customers.”

5 Musick, Irvine, California 92618  949.900.6833

Quarter Ended June 30, 2016 – Financial Results

Revenues were $1.1 million for the three months ended June 30, 2016, and $826,000 for the same period in 2015, an increase of $278,000, or 34%, attributable to increases in the Company’s ClearPoint system disposable products.

ClearPoint disposable product sales for the three months ended June 30, 2016 were $1.0 million, compared with $678,000 for the same period in 2015, representing an increase of $350,000, or 52%. This increase was due primarily to a greater number of procedures performed using the ClearPoint system within a larger installed base for ClearPoint in the three months ended June 30, 2016, relative to the same period in 2015.

ClearPoint reusable product sales for the three months ended June 30, 2016 were $39,000, compared with $93,000 for the same period in 2015. Reusable products consist primarily of computer hardware and software bearing sales prices that are appreciably higher than those for disposable products and historically have fluctuated, sometimes significantly, from quarter to quarter.

Gross margin on product revenues was 51% for the three months ended June 30, 2016, compared to 49% for the same period in 2015. The increase in gross margin was due primarily to a favorable product mix toward disposable product sales during the three months ended June 30, 2016, relative to the same period in 2015, as disposable products bear a higher margin relative to reusable products, and to a decrease in the provision for inventory obsolescence during the three months ended June 30, 2016, relative to the same period in 2015. These factors were partially offset by increases during the three months ended June 30, 2016, relative to the same period in 2015, in product scrap levels and in the allocation of indirect costs, amounting to $112,000, to manufacturing in connection with our transition from a focus on research and development to commercial activities.

Research and development costs were $750,000 for the three months ended June 30, 2016, compared to $427,000 for the same period in 2015, an increase of $323,000, or 76%. The increase was due primarily to increases in the three months ended June 30, 2016, relative to the same period in 2015, in: (a) software development costs of $104,000 incurred in connection with the Company’s development of the next generation of the ClearPoint operating system; (b) compensation of $86,000 related primarily to an increase in headcount in January 2016; (c) regulatory fees of $35,000; and (d) product development costs other than software of $33,000.

Selling, general and administrative expenses were $1.9 million for the three months ended June 30, 2016 as compared with $2.2 million for the same period in 2015, a decrease of $299,000, or 14%. This decrease was attributable primarily to decreases during the three months ended June 30, 2016, relative to the same period in 2015, in: (a) personnel costs, including share-based compensation and travel costs, of $197,000; (b) the allocation of costs, amounting to $51,000, to manufacturing in connection with the Company’s transition from a focus on research and development to commercial activities; (c) occupancy costs of $25,000; and (d) medical device excise taxes, suspended by federal legislation for a two-year period beginning January 1, 2016, of $14,000. These fluctuations were partially offset by increases in: (i) professional fees of $44,000; and (b) public company and investor relations expenses of $37,000.

During 2015, the Company incurred restructuring charges in connection with its consolidation of all major business functions into its Irvine, California headquarters. In connection with this consolidation, the Company closed its Memphis, Tennessee office and did not retain any of its Memphis-based employees. The termination of certain of these employees triggered a modification in the terms of stock options previously granted to them. As a result of these modifications of option terms, the Company revalued such options and recorded related, one-time restructuring costs of $493,000, constituting nearly all of the restructuring charges incurred during the three months ended June 30, 2015.

The Company’s operating loss for the three months ended June 30, 2016 was $2.1 million, as compared with $2.7 million for the same period in 2015, an improvement of $627,000, or 23%.

During the three months ended June 30, 2016, the Company recorded a gain of $264,000, and during the three months ended June 30, 2015, the Company recorded a loss of $186,000, resulting from additions to, and changes in the fair value of, the Company’s derivative liabilities. For the three months ended June 30, 2016, such derivative liabilities related to: (a) the issuance of warrants in connection with 2012 and 2013 private placement transactions; and (b) the amendment, in June 2016, of certain notes to add contingent conversion terms and potential down round pricing protection of warrants issued in connection with such notes. For the three months ended June 30, 2015, derivative liabilities were limited to the issuance of warrants in connection with the 2012 and 2013 private placement transactions.

In April 2016, the Company entered into a securities purchase agreement with Brainlab AG (“Brainlab”) under which a note payable to Brainlab in the principal amount of $4.3 million (the “Brainlab Note”) was restructured and, among other items, the Company: (i) entered into a patent and technology license agreement with Brainlab for software relating to the Company’s SmartFrame device, in consideration for the cancellation of $1.0 million of the principal amount of the Brainlab Note; and (ii) issued to Brainlab, in consideration for the cancellation of approximately $1.3 million of the principal amount of the Brainlab Note, equity units, consisting of shares of the Company’s common stock and warrants to purchase shares of common stock. As a result of the foregoing, the Company recorded a debt restructuring gain of $941,000 representing the difference between (a) the aggregate fair value of the license agreement, which had no cost basis on the Company’s consolidated balance sheets, and the equity units, and (b) the aggregate principal amount of the Brainlab Note cancelled as consideration.

n June 30, 2016, the Company entered into amendments (the “Amendments”) with Brainlab, with respect to the Brainlab Note, and with two holders of the 2014 Secured Notes. Pursuant to the Amendments, the parties agreed that, in the event the Company closes a qualified public offering: (i) $2,000,000 of the principal balance of those notes, plus all unpaid accrued interest on that amount, will automatically convert into the security offered in the qualified public offering; and (ii) the exercise price for 46,207 shares of common stock underlying warrants issued in connection with those notes will be reduced as provided in the Amendments. Based on the provisions of the Amendments, on June 30, 2016, the Company recorded a debt restructuring loss of $820,000 resulting from the restructuring of the Brainlab Note and those 2014 Secured Notes.

Net loss for the three months ended June 30, 2016 was $1.8 million, as compared with $3.1 million for the same period in 2015, an improvement of $1.3 million, or 42%.

Six Months Ended June 30, 2016 – Financial Results

Revenues were $2.5 million for the six months ended June 30, 2016, and $1.8 million for the same period in 2015, an increase of $662,000, or 36%, attributable primarily to increases in the Company’s ClearPoint system disposable products.

ClearPoint disposable product sales for the six months ended June 30, 2016 were $2.1 million, compared with $1.5 million for the same period in 2015, representing an increase of $614,000, or 40%. This increase was due primarily to a greater number of procedures performed using the Company’s ClearPoint system within a larger installed base for ClearPoint in the six months ended June 30, 2016, relative to the same period in 2015.

ClearPoint reusable product sales for the six months ended June 30, 2016 were $301,000, compared with $230,000 of such sales for the same period in 2015, representing an increase of $71,000, or 31%. Sales of the Company’s reusable products, which consist primarily of computer hardware and software bearing sales prices that are appreciably higher than those for disposable products, may vary, sometimes significantly, from quarter to quarter.

Gross margin on product revenues was 50% for the six months ended June 30, 2016, compared to 55% for the same period in 2015. The decrease in gross margin was due primarily to (a) an unfavorable product mix related to reusable product sales; and (b) the allocation of indirect costs, amounting to $240,000, to manufacturing during the six months ended June 30, 2016 in connection with the Company’s transition from a focus on research and development to commercial activities.

Research and development costs were $1.4 million for the six months ended June 30, 2016, compared to $954,000 for the same period in 2015, an increase of $453,000, or 47%. The increase was due primarily to increases during the six months ended June 30, 2016, relative to the same period in 2015, in: (a) software development costs of $168,000 incurred in connection with the Company’s development of the next generation of the ClearPoint operating system; (b) personnel costs, related primarily to additional headcount and related search commissions, of $121,000; (c) regulatory fees of $54,000; (d) license fees of $52,000; and (e) other product development costs of $52,000. Partially offsetting these increases was an allocation of departmental costs to manufacturing during the six months ended June 30, 2016, amounting to $77,000, in connection with the Company’s transition from a focus on research and development to commercial activities.

Selling, general and administrative expenses were $3.9 million for the six months ended June 30, 2016 as compared with $4.5 million for the same period in 2015, a decrease of $614,000, or 14%. This decrease was attributable primarily to decreases in: (a) personnel costs, including share-based compensation and travel, of $484,000; (b) an allocation of departmental costs to manufacturing during the six months ended June 30, 2016, amounting to $87,000, in connection with the Company’s transition from a focus on research and development to commercial activities; (c) occupancy costs of $33,000; and (d) medical device excise taxes, suspended by federal legislation for a two-year period beginning January 1, 2016, of $30,000. These fluctuations were partially offset by increases during the six months ended June 30, 2016, relative to the same period in 2015, in: (i) public company costs of $105,000; and (ii) professional fees of $45,000.

During 2015, the Company incurred restructuring charges in connection with its consolidation of all major business functions into its Irvine, California headquarters. In connection with this consolidation, the Company closed its Memphis, Tennessee office and did not retain any of its Memphis-based employees. The termination of certain of these employees triggered a modification in the terms of stock options previously granted to them. As a result of the Company incurred expense of $1.3 million primarily related to termination costs, including the modifications of option terms, during the six months ended June 30, 2015.

The Company’s operating loss for the six months ended June 30, 2016 was $4.0 million, as compared with $5.6 million for the same period in 2015, an improvement of $1.6 million, or 29%.

During the six months ended June 30, 2016, the Company recorded a gain of $424,000, and during the six months ended June 30, 2015, the Company recorded a loss of $969,000, resulting from additions to, and changes in the fair value of, its derivative liabilities. During the six months ended June 30, 2016, such derivative liabilities related to: (a) the issuance of warrants in connection with 2012 and 2013 private placement transactions; and (b) the amendment, in June 2016, of certain notes to add contingent conversion terms and potential down round pricing protection of warrants issued in connection with such notes. For the three months ended June 30, 2015, derivative liabilities were limited to the issuance of warrants in connection with the 2012 and 2013 private placement transactions.

In April 2016, the Company entered into a securities purchase agreement with Brainlab AG under which a note payable to Brainlab in the principal amount of $4.3 million was restructured and, among other items, the Company: (i) entered into a patent and technology license agreement with Brainlab for software relating to the Company’s SmartFrame device, in consideration for the cancellation of $1.0 million of the principal amount of the Brainlab Note; and (ii) issued to Brainlab, in consideration for the cancellation of approximately $1.3 million of the principal amount of the Brainlab Note, equity units, consisting of shares of the Company’s common stock and warrants to purchase shares of common stock. As a result of the foregoing, the Company recorded a debt restructuring gain of $941,000 representing the difference between (a) the aggregate fair value of the license agreement, which had no cost basis on the Company’s consolidated balance sheets, and the equity units, and (b) the aggregate principal amount of the Brainlab Note cancelled as consideration.

On June 30, 2016, the Company entered into amendments (the “Amendments”) with Brainlab, with respect to the Brainlab Note, and with two holders of the 2014 Secured Notes. Pursuant to the Amendments, the parties agreed that, in the event the Company closes a qualified public offering: (i) $2,000,000 of the principal balance of those notes, plus all unpaid accrued interest on that amount, will automatically convert into the security offered in the qualified public offering; and (ii) the exercise price for 46,207 shares of common stock underlying warrants issued in connection with those notes will be reduced as provided in the Amendments. Based on the provisions of the Amendments, on June 30, 2016, the Company recorded a debt restructuring loss of $820,000 resulting from the restructuring of the Brainlab Note and those 2014 Secured Notes.

Net loss for the six months ended June 30, 2016 was $3.8 million, as compared with $7.0 million for the same period in 2015, an improvement of $3.2 million, or 45%.

Reverse Stock Split and Temporary Change in Ticker Symbol

As previously announced, on July 21, 2016, the Company’s Board of Directors approved a 1-for-40 reverse stock split of its issued common stock, which was effectuated on July 26, 2016. All disclosure of common shares and per share data in the accompanying condensed consolidated financial statements have been adjusted retroactively to reflect the reverse stock split for all periods presented.

As a result of the reverse stock split, the Company’s ticker symbol was temporarily changed to “MRICD.” The “D” will be removed from the ticker symbol on or about August 22, 2016, at which time the ticker symbol will revert back to “MRIC.”

Teleconference Information

Investors and analysts are invited to listen to a live broadcast review of the Company’s 2016 second quarter and six month financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) that may be accessed by visiting the Company’s website at www.mriinterventions.com and selecting “Investors” / “News” / “IR Calendar.” The conference call may also be accessed at http://mriinterventions.equisolvewebcast.com/q2-2016. Investors and analysts who would like to participate in the conference call may do so via telephone at (877) 407-9034, or at (201) 493-6737 if calling from outside the U.S. or Canada.

For those who cannot access the live broadcast, a replay will be available shortly after the completion of the call until August 22, 2016 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering conference I.D. number 413671. An online archive of the broadcast will be available on the Company’s website at www.mriinterventions.com, on the “Investor Relations” page.

About MRI Interventions, Inc.

Building on the imaging power of magnetic resonance imaging, or MRI, MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures. The ClearPoint system, which has received 510(k) clearance and is CE marked, utilizes a hospital’s existing diagnostic or intraoperative MRI suite to enable a range of minimally invasive procedures in the brain. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

Statements herein concerning the Company’s plans, growth and strategies may include ‘forward-looking statements’ within the context of the federal securities laws. Statements regarding the Company’s future events, developments and future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company’s actual results may differ materially from those suggested as a result of various factors. Particular uncertainties and risks include those relating to: estimates regarding the sufficiency of the Company’s cash resources; the Company’s ability to obtain additional financing; future revenues from sales of the Company’s ClearPoint System products; and the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint System products. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” sections of the Company’s Form 10-K for the year ended December 31, 2015, which has been filed with the Securities and Exchange Commission, as well as the Company’s Form 10-Q for the quarter ended June 30, 2016, which will be filed with the Securities and Exchange Commission on August 15, 2016.

(tables follow)

MRI INTERVENTIONS, INC.
Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$2,015,982	$5,408,523
Accounts receivable	769,723	1,218,043
Inventory, net	1,644,095	1,807,895
Prepaid expenses and other current assets	258,801	97,249
Total current assets	4,688,601	8,531,710
Property and equipment, net	539,747	440,606
Software license inventory	976,900	937,100
Other assets	238,210	27,306
Total assets	$6,443,458	$9,936,722

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,097,503	$697,807
Accrued compensation	516,913	557,784
Other accrued liabilities	718,223	1,398,707
Derivative liabilities	1,085,414	658,286
Deferred product and service revenues	222,637	116,009
Senior secured note payable, net of unamortized discount of $64,835 at December 31, 2015	—	4,224,609
Total current liabilities	3,640,690	7,653,202

Accrued interest	715,125	542,500
Senior secured note payable	2,000,000	—
2014 junior secured notes payable, net of unamortized discount and deferred issuance costs of $244,944 and $467,611 at June 30, 2016 and December 31, 2015, respectively	3,480,056	3,257,389
2010 junior secured notes payable, net of unamortized discount of $2,427,789 and $2,535,230 at June 30, 2016 and December 31, 2015, respectively	572,211	464,770
Total liabilities	10,408,082	11,917,861
Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.01 par value; 200,000,000 shares authorized; 2,401,401 shares issued and outstanding at June 30, 2016; and 2,284,537 issued and outstanding at December 31, 2015	24,014	22,845
Additional paid-in capital	85,636,016	83,722,596
Accumulated deficit	(89,624,654)	(85,726,580)
Total stockholders’ deficit	(3,964,624)	(1,981,139)
Total liabilities and stockholders’ deficit	$6,443,458	$9,936,722

MRI INTERVENTIONS, INC.
Condensed Consolidated Statements of Operations

(Unaudited)

	For The Three Months Ended June 30,
	2016	2015
Revenues:
Product revenues	$1,066,551	$774,054
Other service revenues	37,330	29,249
Development services revenues	—	22,438
Total revenues	1,103,881	825,741
Cost of product revenues	520,987	394,821
Research and development costs	749,942	426,931
Selling, general, and administrative expenses	1,888,056	2,187,393
Restructuring charges	—	499,184
Operating loss	(2,055,104)	(2,682,588)
Other income (expense):
Gain (loss) from change in fair value of derivative liabilities	263,927	(186,304)
Gain from debt restructuring	121,224	—
Other income, net	139,239	115,522
Interest income	2,125	4,744
Interest expense	(253,375)	(311,525)
Net loss	$(1,781,964)	$(3,060,151)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.90)	$(2.08)
Weighted average shares outstanding:
Basic and diluted	1,971,071	1,472,998

MRI INTERVENTIONS, INC.
Condensed Consolidated Statements of Operations

(Unaudited)

	For The Six Months Ended June 30,
	2016	2015
Revenues:
Product revenues	$2,432,705	$1,750,925
Other service revenues	65,311	62,781
Development service revenues	—	22,438
Total revenues	2,498,016	1,836,144
Cost of product revenues	1,217,533	780,430
Research and development costs	1,407,134	954,443
Selling, general, and administrative expenses	3,862,305	4,476,053
Restructuring charges	—	1,252,584
Operating loss	(3,988,956)	(5,627,366)
Other income (expense):
Gain (loss) from change in fair value of derivative liabilities	424,045	(969,106)
Gain from debt restructuring	121,224	—
Other income, net	214,380	198,209
Interest income	6,458	12,195
Interest expense	(602,933)	(619,337)
Net loss	$(3,825,782)	$(7,005,405)
Net loss per share attributable to common stockholders:
Basic and diluted	$(1.66)	$(4.73)
Weighted average shares outstanding:
Basic and diluted	2,309,537	1,481,021

MRI INTERVENTIONS, INC.
Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For The Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(3,825,782)	$(7,005,405)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	88,678	137,356
Share-based compensation	498,881	1,152,309
Expenses paid through the issuance of common stock	230,397	72,326
Gain (loss) from change in fair value of derivative liabilities	(424,045)	969,106
Amortization of debt issuance costs and original issue discounts	234,943	223,739
Loss from retirement of fixed assets	1,689
Gain from debt restructuring	(121,224)
Increase (decrease) in cash resulting from changes in:
Accounts receivable	448,320	(18,154)
Inventory	51,483	(188,079)
Prepaid expenses and other current assets	(161,552)	(128,130)
Other assets	(227,570)	(16,715)
Accounts payable and accrued expenses	(193,063)	(885,757)
Deferred revenue	106,628	(29,490)
Net cash flows from operating activities	(3,292,217)	(5,716,894)
Cash flows from investing activities:
Purchases of property and equipment	(100,324)	(7,377)
Net cash flows from investing activities	(100,324)	(7,377)
Cash flows from financing activities:
Offering costs	—	—
Net cash flows from financing activities	—	—
Net change in cash and cash equivalents	(3,392,541)	(5,724,271)
Cash and cash equivalents, beginning of period	5,408,523	9,244,006
Cash and cash equivalents, end of period	$2,015,982	$3,519,735

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Income taxes	$—	$—
Interest	$739,323	$—